UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2007
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (415) 733-4000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     In connection with the acquisition of OneSource Services, Inc. (“OneSource”) (as described below) on November 14, 2007, ABM Industries Incorporated (“ABM”) terminated on November 14, 2007 its $300 million five-year syndicated line of credit that was scheduled to expire on May 25, 2010 (the “old Facility”) and replaced the old Facility with a new $450 million five-year syndicated line of credit that is scheduled to expire on November 14, 2012 (the “new Facility”). The new Facility was entered into among ABM, Bank of America, N.A. (“BofA”), as administrative agent, swing line lender, and letter of credit issuer and certain financial institutions, as lenders. The new Facility was used in part to acquire OneSource and is available for working capital, the issuance of standby letters of credit, the financing of capital expenditures, and other general corporate purposes.
     Under the old Facility, no compensating balances were required and the interest rate was determined at the time of borrowing from the syndicate lenders based on the London Interbank Offered Rate (“LIBOR”) plus a spread of 0.375% to 1.125% or, at ABM’s election, at the higher of the Federal Funds Rate plus 0.500% and the BofA prime rate (the higher of such rates, the “Alternate Base Rate”). A portion of the old Facility was also available for swing line (same-day) borrowings funded by BofA, as swing line lender, at the Interbank Offered Rate (“IBOR”) plus a spread of 0.375% to 1.125% or, at ABM’s election, at the Alternate Base Rate. The old Facility called for a non-use fee payable quarterly, in arrears, of 0.100% to 0.200% of the average, daily, unused portion of the old Facility. For purposes of this calculation, irrevocable standby letters of credit issued primarily in conjunction with ABM’s self-insurance program and cash borrowings were counted as usage of the old Facility. The above-described spreads for LIBOR and IBOR borrowings and the commitment fee percentage were based on ABM’s leverage ratio.
     Under the new Facility, no compensating balances are required and the interest rate is determined at the time of borrowing from the syndicate lenders based on LIBOR plus a spread of 0.625% to 1.375% or, at ABM’s election, at the Alternate Base Rate plus a spread of 0.000% to 0.375%. A portion of the new Facility is also available for swing line (same-day) borrowings funded by BofA, as swing line lender, at IBOR plus a spread of 0.625% to 1.375% or, at ABM’s election, at the Alternate Base Rate plus a spread of 0.000% to 0.375%. The new Facility calls for a non-use fee payable quarterly, in arrears, of 0.125% to 0.250% of the average, daily, unused portion of the new Facility. For purposes of this calculation, irrevocable standby letters of credit issued primarily in conjunction with ABM’s self-insurance program and cash borrowings are counted as usage of the new Facility. The spreads for LIBOR, Alternate Base Rate and IBOR borrowings and the commitment fee percentage are based on ABM’s leverage ratio. The new Facility permits ABM to request an increase in the amount of the line of credit by up to $100,000,000 (subject to receipt of commitments for the increased amount from existing and new lenders). As of October 31, 2007, the total outstanding amounts under the old Facility were $108.0 million, in the form of standby letters of credit; these standby letters of credit have been replaced and are now outstanding under the new Facility.
     The new Facility includes customary covenants for a credit facility of this type, including covenants limiting liens, dispositions, fundamental changes, investments, indebtedness, and certain transactions and payments. In addition, the new Facility also requires that ABM maintain three financial covenants: (1) a fixed charge coverage ratio greater than or equal to 1.50 to 1.0 at each fiscal quarter-end; (2) a leverage ratio of less than or equal to 3.25 to 1.0 at each fiscal quarter-end; and (3) a consolidated net worth of greater than or equal to the sum of (i) $475,000,000, (ii) an amount equal to 50% of the consolidated net income earned in each full fiscal quarter ending after the date of the new Facility (with no deduction for a net loss in any such fiscal quarter), and (iii) an amount equal to 100% of the aggregate increases in stockholders’ equity of ABM and its subsidiaries after the date of the new Facility by reason of the issuance and sale of capital stock or other equity interests of ABM or any subsidiary, including upon any conversion of debt securities of ABM into such capital stock or other equity interests, but excluding by reason of the issuance and sale of capital stock pursuant to ABM’s employee stock purchase plans, employee stock option plans and similar programs.
     If an event of default occurs under the new Facility, including certain cross-defaults, insolvency, change in control, and violation of specific covenants, among others, the lenders can terminate or suspend ABM’s access to the new Facility, declare all amounts outstanding under the new Facility, including all accrued interest and unpaid fees, to be immediately due and payable, and/or require that ABM cash collateralize the outstanding letter of credit obligations.
     The lenders and agents under the new Facility and their affiliates have in the past provided, and may in the future provide, lending, commercial banking, and other advisory services to ABM. These parties have received, and may in the future receive, customary compensation from ABM for such services. In addition, ABM and its subsidiaries provide facility services, including janitorial services, to certain of the lenders, their agents and affiliates for which it receives customary compensation. Such services are expected to continue, and additional services and payments may occur, in the future.
     The foregoing descriptions of the old Facility and the new Facility do not purport to be complete and are qualified in their entirety by reference to the credit agreement relating to the old Facility, dated as of May 25, 2005, which is incorporated herein by reference from Exhibit 10.5 to ABM’s Quarterly Report on Form 10-Q filed June 9. 2005, and the credit agreement relating to the new Facility, dated as of November 14, 2007, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement
     The information set forth above in Item 1.01 regarding termination of ABM’s prior $300 million credit facility as of November 14, 2007, is hereby incorporated by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On November 14, 2007, ABM completed its previously announced acquisition of OneSource, an international business company formed under the laws of Belize, pursuant to a merger agreement dated October 7, 2007. Effective at the closing, OneSource merged into OneSource Services, LLC, a wholly owned subsidiary of ABM. The purchase price was $365.0 million which was paid by a combination of current cash and borrowings from ABM’s new Facility (as described in

Item 1.01 above). In addition, upon the close of the acquisition, OneSource’s existing credit facility was terminated and OneSource’s outstanding debt of approximately $21 million was paid in full. As of the close of the acquisition, outstanding debt under the new Facility was $285.0 million.
     The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger among OneSource, ABM, and OCo Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of ABM, which is hereby incorporated by reference from Exhibit 2.1 to ABM’s Current Report on Form 8-K filed October 9, 2007.
     ABM and OneSource issued a press release announcing the completion of the acquisition, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth above in Item 1.01 regarding ABM’s $450 million credit facility is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     ABM will file the OneSource financial statements as an amendment to this Form 8-K, in accordance with Item 9.01(a) of Form 8-K and Section 210.3-05 of Regulation S-X, no later than 71 calendar days after the date this initial report on Form 8-K must be filed.
(b) Pro Forma Financial Information.
     ABM will file the unaudited pro forma condensed combined financial information reflecting the acquisition of OneSource by ABM as an amendment to this Form 8-K, in accordance with Item 9.01(b) of Form 8-K and Section 210.11 of Regulation S-X, no later than 71 calendar days after the date this initial report on Form 8-K must be filed.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: November 15, 2007	By:	/s/ George B. Sundby
George B. Sundby
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Credit Agreement, dated as of November 14, 2007, among ABM Industries Incorporated, various financial institutions and Bank of America, N.A. as Administrative Agent.

99.1	Press Release of ABM Industries Incorporated, dated November 14, 2007.